As filed with the Securities and Exchange Commission on September 8, 2014

Registration No. 333-162926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METLIFE, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4075851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Park Avenue

New York, New York 10166-0188

(Address of Principal Executive Offices) (Zip Code)

MetLife Premier Client Group Voluntary Deferred Compensation Plan

(Full title of the plan)

Ricardo A. Anzaldua, Esq.

Executive Vice President and General Counsel

MetLife, Inc.

200 Park Avenue

New York, New York 10166-0188

(212) 578-2211

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Statement

MetLife, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to its Registration Statement on Form S-8 (File No. 333-162926) filed with the Securities and Exchange Commission on November 5, 2009 (the “2009 S-8”) to deregister all amounts registered under the 2009 S-8 for the MetLife Individual Distribution Sales Deferred Compensation Plan (since renamed the “MetLife Premier Client Group Voluntary Deferred Compensation Plan” (the “Plan”)) that were not covered by compensation deferred under the Plan as of August 14, 2014 (the “Uncovered Amounts”). The Uncovered Amounts were transferred to a new Registration Statement on Form S-8 that was filed on August 14, 2014. The Uncovered Amounts are hereby deregistered from the 2009 S-8.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of September, 2014.

METLIFE, INC.

By:	/s/ Ricardo A. Anzaldua
	Name:	Ricardo A. Anzaldua
	Title:	Executive Vice President and General Counsel

SIGNATURES FOR POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

*	Director	September 8, 2014
Cheryl W. Grisé

*	Director	September 8, 2014
Carlos M. Gutierrez

*	Director	September 8, 2014
R. Glenn Hubbard

*	Director	September 8, 2014
John M. Keane

*	Director	September 8, 2014
Alfred F. Kelly, Jr.

*	Director	September 8, 2014
William E. Kennard

*	Director	September 8, 2014
James M. Kilts

*	Director	September 8, 2014
Catherine R. Kinney

*	Director	September 8, 2014
Denise M. Morrison

NAME	TITLE	DATE

*	Director	September 8, 2014
Kenton J. Sicchitano

*	Director	September 8, 2014
Lulu C. Wang

/s/ Steven A. Kandarian Steven A. Kandarian	Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 8, 2014

/s/ John C. R. Hele	Executive Vice President and	September 8, 2014
John C. R. Hele	Chief Financial Officer (Principal Financial Officer)

/s/ Peter M. Carlson	Executive Vice President	September 8, 2014
Peter M. Carlson	and Chief Accounting Officer (Principal Accounting Officer)

* Pursuant to Power of Attorney:

/s/ Ricardo A. Anzaldua	Executive Vice President	September 8, 2014
Ricardo A. Anzaldua	and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

24.1	Powers of Attorney